U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CD MEMORIES.COM, INC.

                 (Name of Small Business Issuer in its charter)


        Nevada                       4700                     86-0865665
(State or Jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
       organization)        Classification Code Number)   Identification No.)

           2915 West Charleston Blvd. Suite 7 Las Vegas, Nevada 89102
                                 (702) 383-6520

        (Address and telephone number of Registrant's principal executive offices and principal place of business)

                              Neil J. Beller, LTD.
          2345 Red Rock Street, Las Vegas, Nevada 89102; (702) 368-7767 (Name, address, and telephone number of agent for service)

           Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act. [ ] __________________.

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number [ ] __________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number [ ] _________________.

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box [ ].

                         CALCULATION OF REGISTRATION FEE


     ---------------------------- ------------------- ---------------------- --------------------- --------------

                                                        Proposed maximum      Proposed maximum
                                                       offering price per    aggregate offering      Amount of
       Title of each class of       Amount to be             share                  price          registration
     securities to be registered     registered                                                         fee
                                         (1)              (2)
     ---------------------------- ------------------- ---------------------- --------------------- --------------
     ---------------------------- ------------------- ---------------------- --------------------- --------------

        Common stock, $.001          3,109,375                 $0.32              $35,000.00           $262.68

     ---------------------------- ------------------- ---------------------- --------------------- --------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) Pursuant to Rule 416, such additional amounts to prevent dilution from stock splits or similar transactions.

                  PART ONE. INFORMATION REQUIRED IN PROSPECTUS

                                   PROSPECTUS

                              CD MEMORIES.COM, INC.

                                     109,375

                                  Common Stock

                         Offering Price $0.32 per share

CD Memories.com, Inc., a Nevada corporation ("Company"), is hereby offering up to 109,375 shares of its $0.001 par value common stock ("Shares") at an offering price of $0.32 per Share pursuant to the terms of this Prospectus for the purpose of providing working capital for the Company. All costs incurred in the registration of these shares are being borne by CD Memories. Additionally, the company is registering 3,000,000 outstanding shares on behalf of the shareholders of such common stock. No underwriter or broker/dealer has been retained by CD Memories.com, Inc. to assist in the sale of the shares. All shares sold will be offered by the Officers and Directors of CD Memories.com, Inc.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                    Price To           Underwriting

                                   Public (1)          Discounts and     Proceeds to Issuer
                                                        Commission


          Per Share                  $0.32                  -0-                $0.32


            Total                  $35,000.00               -0-              $35,000.00

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

       Subject to Completion, Dated ________________, 1999

THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY THE COMPANY AND APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OPEN OFFER TO BUY INTO SECURITIES OFFERED HEREBY A STATE IN WHICH, OR TO A PERSON TRUE, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE THEREOF. HOWEVER, IF A MATERIAL CHANGE OCCURS, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET BEEN ACCEPTED AS SHAREHOLDERS IN THE COMPANY.

DOES NOT INTENTIONALLY OMIT ANY MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF MATERIAL THIS PROSPECTUS FACT. NO PERSON OR ENTITY HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE A REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

EACH PERSON WHO RECEIVES A PROPSECTUS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF THE COMPANY, DURING NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST TO THE COMPANY, IN ORDER TO VERIFY ANY OF THE INFORMATION INCLUDED IN THIS PROSPECTUS AND TO OBTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY. IN ADDITION, EACH SUCH PERSON WILL BE PROVIDED WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE IN THE PROSPECTUS AND THE ADDRESS (INCLUDING TITLE OR DEPARTMENT) AND TELEPHONE NUMBER TO WHICH SUCH REQUEST IS TO BE DIRECTED.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN WRITING THAT THEY HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY, AND UNDERSTOOD THE CONTENTS THEREOF, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.

(1) A maximum of 109,375 shares may be sold on a "bestefforts" basis. There is no minimum amount of securities being offered. All proceeds from this offering will be available to the company for use as soon as they are received.

(2) The Net Proceeds to CD Memories.com, Inc. is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."


                                Table of Contents


     ====================================================================================== ================

     Prospectus Summary                                                                            9

     Risk Factors                                                                                  12

     Use of Proceeds                                                                               15

     Determination of Offering Price                                                               16

     Dilution                                                                                      16

     Plan of Distribution                                                                          18

     Legal Proceedings                                                                             19

     Directors, Executive Officers, Promoters, and                                                 19
          Control Persons

     Security Ownership of Certain Beneficial Owners                                               20
          and Management

     Description of Securities                                                                     21

     Interest of Named Experts and Counsel                                                         22

     Disclosure of Commission Position on Indemnification                                          22
          For Securities Act Liabilities

     Organization Within the Last Five Years                                                       23

     Description of Business                                                                       23

     Management's Discussion and Analysis of Financial
          Conditions and Results of Operation

     Description of Property

     Certain Relationships and Related Transactions

     Market for Common Equity and Related Stockholder Matters

     Executive Compensation

     Financial Statements

     Changes in and Disagreements with Accountants of Accounting Matters

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

THE COMPANY

History and Organization

CD Memories.com, Inc., formerly known as Foster Enterprises, (the "Company") was organized as a Nevada corporation in April of 1997. In December 1999, the name was changed to CD Memories.com, Inc. As a result of the reorganization, the Board of Directors elected Mr. Bill G. Smith as President, Chairman, and Secretary. Mr. Smith had been acting as a consultant to Foster Enterprises since inception of the company. As of this date, Foster Enterprises, Inc. had not been a successful operation and had not been able to move forward with a plan of business. There has been no revenues or operations as of this date. As of December 10, 1999, a forward split of 3000 to 1 was placed into effect. The Company's principal office is currently located at 2915 West Charleston Boulevard, Suite 7, Las Vegas, Nevada, 89102. The telephone number is (702) 383-6520.

THE BUSINESS

Under development since 1996, CD Memories responded to the public's need for high-quality preservation of home video footage.

Increasing popularity of home PC's, coupled with the faddish phenomenon of scrapbooking as a hobby and industry (note the recent success of companies like "Creative Memories" and retail chains like "The Scrapbook Patch."), makes this the perfect time to market the benefits of a CD-ROM memory album.

The benefits of a CD Memories Interactive CD-ROM are threefold:

1) Video clips are captured from VHS tapes and digitized, so they will never deteriorate or lose quality;

2) Since endless filming with a camcorder usually results in only minutes of viewable footage, hours of footage are edited down to "highlights";

3) Clips are arranged in a non-linear, point and click interface, eliminating the need to fast forward or rewind.

The technology industries are unanimous in their prediction: digital video is the wave of the future.

Just as audio CDs have eclipsed cassettes in the music industry, so will digital video overtake VHS tapes as the primary mode of recording and viewing video. Like audio CDs, digital video CD-ROMs eliminate the bothersome need for fast forwarding and rewinding - simply click on an icon and your video clip is playing. These clips are saved using and MPEG1 compression scheme which, in addition to providing optimal quality and video performance, allows you to copy, re-distribute, edit, or send them to someone with e-mail. What's more, your clips are fully digitized and will therefore never lose quality, despite repeated usage.

CD Memories is the first company nationwide to recognize the need for a superior alternative to home VHS tapes.

By digitizing video clips and burning them on to CD-ROM, CD Memories has created a fully customizable, high-quality personal CD memory album. Current projects include: o Wedding Day(R) Multimedia CD-ROM, which includes:

* over 30 minutes of full motion, full screen video footage from the customer's wedding video, presented as 10 individual clips; a captured still photo montage; a video montage, set to music of the customer's choice; personalized 3-D graphics introduction, and; two extra copies of the CD-ROM to distribute to friends and family.

* Baby's First Years(R), featuring: Over 40 minutes of full motion, full screen video footage from multiple tapes; a captured still photo montage; up to two video montages, set to music of the customer' choice; an updateable record of baby's major milestones, and; two extra copies of the CD-ROM to distribute to friends and family.

* Family Album (R), which includes: 60 minutes of full motion, full screen video footage; up to two still photo montages; up to four video montages, set to music; personalized interface with captured still photos as icons, and; two extra copies of the CD-ROM to distribute to friends and family.

The Digital Video Advantage

Digital Video on CD-ROM is superior to home video footage on tape because:

1)   CD-ROMs provide non-linear, point and click access to video footage.
2) Unlike VHS tapes, CD-ROMs maintain their quality, despite age and/or repeated viewing.
3)   Digital video may be copied with no loss in quality.
4) Digitized video clips may be transmitted to friends and family via email or the Internet.
CD Memories Albums

The basic shell of each album consists of a static program, the interface of which is customized for each client.

Each program was designed using Macromedia Director - the industry standard for multimedia projects from the creators of such prominent products as Shockwave and Flash. The interface was crafted in Adobe PhotoShop and incorporates several royalty free images from leading graphic arts companies like Circa Art. All video capture and editing is completed using Adobe Premiere. The video clips are then compressed using a Xing MPEG encoder to insure the highest quality digital video available.

Using Install Shield, programmers for CD-Memories created a self-running installation routine the installs the program in the customer's directory of choice, checks to see that the system is set to run in 16 bit color, and offers free installation of Microsoft Active Movie (necessary to view digital video on the PC.)

The programs are all backward compatible and will run on CD-ROM drives or DVD-ROM drives.

In creating the digital memory albums, CD Memories sought to find the right balance of artistic presentation and technological efficiency. Though we wanted the project to be customized for each individual consumer, we needed to simplify the labor-intensive video editing process. The result: a cookie-cutter type project, wherein scanned or captured photos are used as icons on the interface. Each photo is given a name that corresponds with a video clip; click the photo, and the corresponding video clip will play.

Market

CD Memories will implement a pull strategy in order to build consumer awareness and demand. Initially, CD Memories has budgeted $5,000 for promotional efforts which will include special-offer pricing for pre-paid orders and chances to win a complete CD Memories interactive CD-ROM. CD Memories plans to capitalize on the growth of the Internet by promoting its web page as one of its primary modes of advertisement. Customers will be able to contact the company, download sample products, and download a printable order form to mail in with their marked tapes for production.

Additionally, CD Memories will market their products at wedding - oriented trade shows across the country. This format should prove very effective, since it allows potential customers to view the product first hand, as opposed to reading a brochure or flyer.

Competition

As it stands now, CD Memories has no competitors; they are the only company nationwide to offer this service to the public.

The directors and executive officers of the Company are as follows:



Name and Address                Position

Bill G. Smith                   President
                              Chairman of the Board

                                Secretary

Brent Hucks                     Treasurer
                                Member of the Board of
                                Director

Lance Bradford                  Director


The directors named above will serve until the bi-annual meeting of the Company's shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exist or are contemplated.

The directors and officers initially will devote their time to the Company's affairs on an "as needed" basis, the amount of which is undetermined at this time. Such time could amount to as little as ten percent of the time they devote to their own business affairs.

There are no other persons whose activities are material to the Company's operations.

Resumes

Bill G. Smith,
President, Secretary

Bill Smith received his bachelor of science in business administration from Southwestern Oklahoma University in 1988. He began his career with City bank in April of 1989, serving first as a loan processor, then moving to the loan sales and management training department. He gained experience in accounting, systems, marketing, and distribution.

In December of 1992, Mr. Smith was promoted to the position of branch manager. In this capacity, he was responsible for overall management of branch operation. Under his direction, deposits increased by $21 million. Mr. Smith achieved the "exceptional service" rating in 1994.

In December or 1994, Bill became the manager of a de-novo branch, which opened in March of 1995. He was responsible for developing and implementing sales and service plans that generated deposit balances of $40 million in 14 months, project payback in 14 months, and the highest customer service scores in the Nevada area.

By January of 1997, Mr. Smith had be promoted to Area Sales Manager, in which capacity he was responsible for implementation and management of the Citibank sales process for five branch locations. He developed and implemented a proactive customer care program to reduce attrition and increase customer referrals. Mr. Smith held the number two position in the Nevada Area and served as Officer in Charge as required.

Currently, Mr. Smith holds the position of Area Director and is directly responsible for financial performance, customer satisfaction, sales production, personnel, operations and partner relations of national pilot for Citibank Financial Centers.

Brent Hucks, CPA
Chief Financial Officer, Treasurer

Mr. Hucks graduated from Brigham Young University in 1993. Having majored in accountancy and information systems, Brent sought and found employment with KPMG Peat Marwick, L.L.P., where he was immediately assigned to more significant roles during the consulting process. He has played an active role in working with clients, planning the engagement, and overseeing budgets. Additionally, he is assigned to assemble consulting service packages, to assist in constructing client-specific marketing plans, and to help negotiate potential client contracts. Mr. Hucks has performed market feasibility studies, due diligence work, asset underwriting, financial/cashflow modeling, and played a major role in building custom database/spreadsheet software products.

Brent was elected with little industry experience to become a management consultant in the area of financial services. He has consulted major clients, including: J.P. Morgan, Morgan Stanley, Bear Stearns & Co., Dai-Ichi Kangyo Bank, Daiwa Bank, Sanwa Bank, and Colony Capital. Larger assignments included assimilating, collecting, and analyzing data for detailed strategy-oriented projects. Mr. Hucks has worked closely with smaller and larger clients alike on asset valuation and asset acquisition engagements; he has also built custom information systems for a number of major clients.

Lance Bradford, CPA
Director

Lance Bradford is the managing partner for L.L. Bradford & Company, which he founded in 1991. Previously, Mr. Bradford's experience was with Ernst & Young in the Reno/Sacramento area.

Mr. Bradford serves as the Chief Financial Officer and Director for Sunderland Corp., a mortgage company that facilitates mortgages for both residential and commerical projects (which trades on the OTC Bulletin Boards under the symbol
DLMA) and several non-profit organizations.

He received a B.S. in B.A. from the University of Nevada, Reno and is a Certified Public Accountant licensed in the State of Nevada.


He is a member of the Nevada Society of Certified Public Accountants and American Institute of Certified Public Accountants.

The Offering.

Shares of CD Memories.com, Inc. will be offered at $0.32 per Share. See "Plan of Distribution." The minimum purchase required of an investor is $1,000.00. If all the Shares offered are sold, the net proceeds to the Company will be $35,000.
See "Use of Proceeds." This balance will be used as working capital for CD Memories.com, Inc..


Liquidity of Investment.

Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors."

Selected Financial Data

As more fully discussed in accompanying financial statements, The following table sets forth selected financial data of CD Memories for the year ended December 31, 1999. The selected financial data has been derived from the audited consolidated financial statements and notes thereto of CD Memories which is included elsewhere in this prospectus.

                                                                 For the Year Ended December    From Inception
                                                                              31                to December 31
                                                                     1999           1998             1999
Revenues:
     Total Revenues                                              $    -        $   -           $   -
Expenses:
     Consulting Expenses                                              -             -                     3,000
          Total Expenses                                              -             -                     3,000
          Net Loss From Operations                                                                      (3,000)
Provision for Income Taxes:
     Income Tax Benefit                                               -             -                       450
          Net Income (Loss)                                      $   -              -                   (2,550)
Basic and Diluted Earnings per Common Share                          Nil            Nil              Nil

                                                                 ============= =============== =================
                                                                 ============= =============== =================
Weighted Average number of common shares used in per              3,000,000      3,000,000        3,000,000
share calculations
                                                                 ------------- --------------- -----------------



                                                     DEC-31-99

Current Assets                                       ---
Total Assets                                         450

Current Liabilities                                  ---
Total Liabilities                                    ---
Stockholders' equity                                 450
Total Liabilities and stockholders' equity           450


Risk Factors.

An investment in the company involved risks due in part to a limited previous financial and operating history of Company, as well as competition in the internet marketing industry. Also, certain potential conflicts of interest arise due to the relationship of the Company to management and others. See "Risk Factors."

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

Limited Prior Operations and Experience.

The Company has no revenues from its operations, and has no assets. There can be no assurance that the Company will generate significant revenues in the future; and there can be no assurance that the Company will operate at a profitable level. See "Description of Business." If the Company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the Company's business will not succeed. In such event, investors in the Shares may lose their entire cash investment.

Also the Company and its management do have limited experience in the internet business. See "Directors, Officers and Control Persons."

Dependence on the Internet/Marketing Industries

The Company's business is influenced by the rate of use and expansion in the internet/marketing industries. Although this industry has been expanding at a rapid rate in recent years, there is no guarantee that it will continue to do so in the future. Declines in these industries may influence the Company's revenues adversely.

Influence of Other External Factors.

The Company is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect peoples' discretionary spending. Factors which leave less money in the hands of potential clients of the Company will likely have an adverse effect on the Company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Regulatory Factors.

Existing and possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the business, the extent of which cannot be predicted.

Competition.

The Company may experience substantial competition in its efforts to locate and attract clients. Many competitors in the industry have greater experience, resources, and managerial capabilities than the Company and may be in a better position than the Company to obtain access to attractive clientele. There are a number of larger companies which will directly compete with the Company. Such competition could have a material adverse effect on the Company's profitability.

Success of Management.

Any potential investor is strongly cautioned that the purchase of these securities should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to the Company, (ii) the high-risk nature and limited liquidity of the Company, and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. The Company can offer no assurance that any particular client and/or property under its management contract will become successful.

Reliance on Management.

The Company's success is dependent upon the hiring of key administrative personnel. None of the officers or directors, or any of the other key personnel, has any employment or non- competition agreement with the Company. Therefore, there can be no assurance that these personnel will remain employed by the Company. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. In addition, management has limited experience is managing companies in the same business as the Company.

In addition, all decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decision which effect the Company. The success of the Company, to a large extent, will depend on the quality of the directors and officers of the Company. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of the Company to the officers and directors.

Use of Proceeds Not Specific.

The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering. See "Use of Proceeds."

Lack of Diversification.

The size of the Company makes it unlikely that the Company will be able to commit its funds to diversify the business until it has a proven track record, and the Company may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

Non Cumulative Voting

Holders of the Shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the Shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors.

Absence of Cash Dividends

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the Company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of Interest.

The officers and directors may have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to the Company, any proposed investments for its evaluation.

Investment Valuation Determined by the Board of Directors.

The Company's Board of Directors is responsible for valuation of the Company's investments. There are a wide range of values which are reasonable for an investment for the Company's services. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate by auditing standards the value of the Company's investments. The Company's Board of Directors will serve as the valuation committee, responsible for valuing each of the Company's investments. In connection with any future distributions which the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional Financing May Be Required.

Even if all of the 109,375 Shares offered to the public are sold, the funds available to the Company may not be adequate for it to be competitive in the areas in which it intends to operate. See "Plan of Distribution." There is no assurance that additional funds will be available from any source when needed by the Company for expansion; and, if not available, the Company may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this offering are expected to be sufficient for the Company to develop and market it's line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in the Company. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. The Company does not anticipate having within the next 12 months any cash flow or liquidity problems

Purchases by Affiliates.

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount.

No Assurance Shares Will Be Sold.

The 109,375 Shares being offered to the public are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

Arbitrary Offering Price.

The offering price of the Shares bears no relation to book value, assets or earnings. They have been arbitrarily determined by the officers of the company. There can be no assurance that the Shares will maintain values commensurate with the offering price. See "Determination of Offering Price."

Uncertainty Due to Year 2000 Problem.

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

The Company currently believes that its systems are Year 2000 compliant in all material respects, its current systems and products may contain undetected errors or defects with Year 2000 date functions that may result in material costs. Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, the Company may experience serious unanticipated negative consequences (such as significant downtime for one or more of its web site properties) or material costs caused by undetected errors or defects in the technology used in its internal systems. Furthermore, the purchasing patterns of advertisers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. The Company does not currently have any information about the Year 2000 status of its advertising customers. However, these expenditures may result in reduced funds available for web advertising or sponsorship of web services, which could have a material adverse effect on its business, results of operations, and financial condition. The Company's Year 2000 plans are based on management's best estimates.

"Best Efforts" Offering

The Shares are offered by CD Memories.com, Inc. on a "best efforts" basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the Shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of Shares sold by CD Memories.com, Inc. In the event that the offering is not fully subscribed within one hundred twenty (120) days of the effective date of this Prospectus, the offer will be extended for another 120 days.

Shares Eligible For Future Sale

All of the Shares which are held by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a nonpublic transaction for at least on year, including persons who may be deemed Affiliates of CD Memories.com, Inc. (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

                                 USE OF PROCEEDS

Following the issuance of the 109,375 Shares for common stock offered for sale by the Company to the public, this will represent gross proceeds to the Company of approximately $35,000 (less certain expenses of this offering). These proceeds, less the expenses of the offering, will be used to provide working capital for the Company.

The following table sets forth the use of proceeds from this offering (based on the maximum offering amounts are subscribed):

           ------------------------------- ------------------ ----------------
                                            Minimum Amount

                  Use of Proceeds                                 Percent

           ------------------------------- ------------------ ----------------
           ------------------------------- ------------------ ----------------

           Transfer Agent Fee                   $1,000             2.85%
           ------------------------------- ------------------ ----------------
           ------------------------------- ------------------ ----------------

           Printing Costs                       $1,000             2.85%
           ------------------------------- ------------------ ----------------
           ------------------------------- ------------------ ----------------

           Legal Fees                           $10,000           28.57%
           ------------------------------- ------------------ ----------------
           ------------------------------- ------------------ ----------------

           Web Site Development                 $10,000            28.57
           ------------------------------- ------------------ ----------------
           ------------------------------- ------------------ ----------------

           Accounting Fees                      $2,500             7.14%
           ------------------------------- ------------------ ----------------
           ------------------------------- ------------------ ----------------

           Working Capital                      $10,500             30%
           ------------------------------- ------------------ ----------------
           ------------------------------- ------------------ ----------------

           Total                                $35,000            100%
           ------------------------------- ------------------ ----------------


Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Each person desiring to be issued Shares, either as a conversion of a debenture, or an exercise of a warrant, must complete, execute, acknowledge, and delivered to the Company certain documents, By executing these documents, the subscriber is agreeing that such subscriber will be, a shareholder in the Company and will be otherwise bound by the articles of incorporation and the bylaws of the Company in the form attached to this Prospectus.

Opportunity to Make Inquiries.

The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from CD Memories.com, Inc. concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that CD Memories.com, Inc. possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is excepted by the Company, such a subscriber will be, a shareholder in the Company and will be otherwise bound by the articles of incorporation and the bylaws of CD Memories.com, Inc. in the form attached to this Prospectus.

Promptly upon receipt of subscription documents by CD Memories.com, Inc., it will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. CD Memories.com, Inc. may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to CD Memories.com, Inc., or such other reasons other as CD Memories.com, Inc. determines to be in the best interest of CD Memories.com, Inc. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

                         DETERMINATION OF OFFERING PRICE

The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements.

                                    DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of December 31, 1999, the net tangible book value of the Company was $3,000.00 or $.001 per Share. Giving effect to the sale by the Company of all offered Shares (109,375) at the public offering price, the pro forma net tangible book value of the Company would be $38,000 or $0.012 per Share, which would represent an immediate increase of $0.011 in net tangible book value per Share and $0.31 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by CD Memories.com, Inc.

     The following table illustrates the pro forma per Share dilution:

                                    Assuming

                                 Maximum Shares

                                      Sold


                    -------------------------------------------- -----------------

                    Offering Price (1)                                 .32
                    -------------------------------------------- -----------------
                    -------------------------------------------- -----------------

                    Net tangible book value before Offering (2)        .001
                    -------------------------------------------- -----------------
                    -------------------------------------------- -----------------

                    Increase Attributable to                           .012
                    purchase of stock by new
                    investors (3)
                    -------------------------------------------- -----------------
                    -------------------------------------------- -----------------

                    Net  tangible  book  value per Share  after        .011
                    offering (4)
                    -------------------------------------------- -----------------
                    -------------------------------------------- -----------------

                    Dilution to new investors (5)                      .31
                    -------------------------------------------- -----------------
                    -------------------------------------------- -----------------

                    Percent Dilution to new                           96.8%
                      investors (6)

                    -------------------------------------------- -----------------

(1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering ($0.001) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of CDMEMORIES.COM, Inc.

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(4) The net tangible book value per share after the offering ($0.012) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

5) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($0.011) and subtracting from it the net tangible book value per share before the offering ($0.32) for an increase of $0.31.

(6) The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($0.31) by the offering price per Share ($.32) giving a dilution to new investors of 96.8%.

(7)

                              PLAN OF DISTRIBUTION

0The Company will sell a maximum of 109,375 Shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The minimum purchase required of an investor is $1,000.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to CD Memories.com, Inc. will be $35,000 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the; certain costs are to be paid in connection with the offering (see "Use of Proceeds"). The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by CD Memories.com, Inc. subject to prior sale and to approval of certain legal matters by counsel.

Limited Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Penny Stock Regulations.

The Company's Shares will be quoted on the "Electronic Bulletin Board" maintained by the National Quotation Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. In view of the fact that no broker will be involved in the Offering, it is likely to be difficult to find a broker who is willing to make an active market in the stock. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. The Company's shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purpose of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-- dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell the Company's Shares and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market. There is no assurance that a market will develop for the Company's Shares.

Forward-Looking Statements.

This Prospectus  contains  "forward  looking  statements"  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in the Company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward- looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

                                LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings.

                          DIRECTORS, EXECUTIVE OFFICERS

                               AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. There are no other persons which can be classified as a controlling person of the Company.

Bill G. Smith,
President, Secretary

Bill Smith received his bachelor of science in business administration from Southwestern Oklahoma University in 1988. He began his career with City bank in April of 1989, serving first as a loan processor, then moving to the loan sales and management training department. He gained experience in accounting, systems, marketing, and distribution.

In December of 1992, Mr. Smith was promoted to the position of branch manager. In this capacity, he was responsible for overall management of branch operation. Under his direction, deposits increased by $21 million. Mr. Smith achieved the "exceptional service" rating in 1994.

In December or 1994, Bill became the manager of a de-novo branch, which opened in March of 1995. He was responsible for developing and implementing sales and service plans that generated deposit balances of $40 million in 14 months, project payback in 14 months, and the highest customer service scores in the Nevada area.

By January of 1997, Mr. Smith had be promoted to Area Sales Manager, in which capacity he was responsible for implementation and management of the Citibank sales process for five branch locations. He developed and implemented a proactive customer care program to reduce attrition and increase customer referrals. Mr. Smith held the number two position in the Nevada Area and served as Officer in Charge as required.

Currently, Mr. Smith holds the position of Area Director and is directly responsible for financial performance, customer satisfaction, sales production, personnel, operations and partner relations of national pilot for Citibank Financial Centers.

Brent Hucks

Treasurer, Chief Financial Officer

Mr. Hucks graduated from Brigham Young University in 1993. Having majored in accountancy and information systems, Brent sought and found employment with KPMG Peat Marwick, L.L.P., where he was immediately assigned to more significant roles during the consulting process. He has played an active role in working with clients, planning the engagement, and overseeing budgets. Additionally, he is assigned to assemble consulting service packages, to assist in constructing client-specific marketing plans, and to help negotiate potential client contracts. Mr. Hucks has performed market feasibility studies, due diligence work, asset underwriting, financial/cashflow modeling, and played a major role in building custom database/spreadsheet software products.

Brent was elected with little industry experience to become a management consultant in the area of financial services. He has consulted major clients, including: J.P. Morgan, Morgan Stanley, Bear Stearns & Co., Dai-Ichi Kangyo Bank, Daiwa Bank, Sanwa Bank, and Colony Capital. Larger assignments included assimilating, collecting, and analyzing data for detailed strategy-oriented projects. Mr. Hucks has worked closely with smaller and larger clients alike on asset valuation and asset acquisition engagements; he has also built custom information systems for a number of major clients.

                          SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 1999, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group:


---------------- ------------------------------------------ ---------------------- ---------------- -------------------
Title of Class     Name and Address of Beneficial Owner     Amount and Nature of     Percent of      Percent of Class
                                                              Beneficial Owner      Class before      After Offering
                                                                                      Offering

---------------- ------------------------------------------ ---------------------- ---------------- -------------------
---------------- ------------------------------------------ ---------------------- ---------------- -------------------
                                  Bill G. Smith

Common                      10701 New Boro Ave                    1,500,000              50%              48.2%
                             Las Vegas, Nevada 89144

---------------- ------------------------------------------ ---------------------- ---------------- -------------------
---------------- ------------------------------------------ ---------------------- ---------------- -------------------
                              Troy Mochoruck

Common                       9435 Pioneer Ave                     1,500,000              50%              48.2%
                             Las Vegas, Nevada 89117

---------------- ------------------------------------------ ---------------------- ---------------- -------------------

All shares were issued at inception of the corporation 04-22-97 for initial consulting. Mr. Mochoruk was issued 500 shares for initial investment banking consulting. Mr. Smith was issued shares for general business consulting.


                            DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of the Company, attached as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, to this Form SB-2.

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Dividends.

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

Upon the completion of this Offering, assuming the maximum offering of 109,375 is sold, the Company's authorized but unissued capital stock will consist of 96,890,625 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

The Company has engaged the services of Pacific Stock Transfer, Las Vegas, Nevada, to act as transfer agent and registrar.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

                      DISCLOSURE OF COMMISSION POSITION ON

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section
78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.

                             DESCRIPTION OF BUSINESS

Increasing popularity of home PC's, coupled with the faddish phenomenon of scrapbooking as a hobby and industry (note the recent success of companies like "Creative Memories" and retail chains like "The Scrapbook Patch."), makes this the perfect time to market the benefits of a CD-ROM memory album.

The benefits of a CD Memories Interactive CD-ROM are threefold:

1) Video clips are captured from VHS tapes and digitized, so they will never deteriorate or lose quality;

2) Since endless filming with a camcorder usually results in only minutes of viewable footage, hours of footage are edited down to "highlights";

3) Clips are arranged in a non-linear, point and click interface, eliminating the need to fast forward or rewind.

The technology industries are unanimous in their prediction: digital video is the wave of the future.

Just as audio CDs have eclipsed cassettes in the music industry, so will digital video overtake VHS tapes as the primary mode of recording and viewing video.Like audio CDs, digital video CD-ROMs eliminate the bothersome need for fast forwarding and rewinding - simply click on an icon and your video clip is playing. These clips are saved using and MPEG1 compression scheme which, in addition to providing optimal quality and video performance, allows you to copy, re-distribute, edit, or send them to someone with e-mail. What's more, your clips are fully digitized and will therefore never lose quality, despite repeated usage.

CD Memories is the first company nationwide to recognize the need for a superior alternative to home VHS tapes.

By digitizing video clips and burning them on to CD-ROM, CD Memories has created a fully customizable, high-quality personal CD memory album. Current projects include:

* Wedding Day(R) Multimedia CD-ROM, which includes: over 30 minutes of full motion, full screen video footage from the customer's wedding video, presented as 10 individual clips; a captured still photo montage; a video montage, set to music of the customer's choice; personalized 3-D graphics introduction, and; two extra copies of the CD-ROM to distribute to friends and family.

* Baby's First Years(R), featuring: Over 40 minutes of full motion, full screen video footage from multiple tapes; a captured still photo montage; up to two video montages, set to music of the customer' choice; an updateable record of baby's major milestones, and; two extra copies of the CD-ROM to distribute to friends and family.

* Family Album (R), which includes: 60 minutes of full motion, full screen video footage; up to two still photo montages; up to four video montages, set to music; personalized interface with captured still photos as icons, and; two extra copies of the CD-ROM to distribute to friends and family.

The Digital Video Advantage

Digital Video on CD-ROM is superior to home video footage on tape because:

1)   CD-ROMs provide non-linear, point and click access to video footage.

2) Unlike VHS tapes, CD-ROMs maintain their quality, despite age and/or repeated viewing.

3)   Digital video may be copied with no loss in quality.

4) Digitized video clips may be transmitted to friends and family via email or the Internet.

CD Memories Albums

The basic shell of each album consists of a static program, the interface of which is customized for each client.

Each program was designed using Macromedia Director - the industry standard for multimedia projects from the creators of such prominent products as Shockwave and Flash. The interface was crafted in Adobe PhotoShop and incorporates several royalty free images from leading graphic arts companies like Circa Art. All video capture and editing is completed using Adobe Premiere. The video clips are then compressed using a Xing MPEG encoder to insure the highest quality digital video available.

Using Install Shield, programmers for CD-Memories created a self-running installation routine the installs the program in the customer's directory of choice, checks to see that the system is set to run in 16 bit color, and offers free installation of Microsoft Active Movie (necessary to view digital video on the PC.)

The programs are all backward compatible and will run on CD-ROM drives or DVD-ROM drives.

In creating the digital memory albums, CD Memories sought to find the right balance of artistic presentation and technological efficiency. Though we wanted the project to be customized for each individual consumer, we needed to simplify the labor-intensive video editing process. The result: a cookie-cutter type project, wherein scanned or captured photos are used as icons on the interface. Each photo is given a name that corresponds with a video clip; click the photo, and the corresponding video clip will play.

Market

CD Memories will implement a pull strategy in order to build consumer awareness and demand. Initially, CD Memories has budgeted $5,000 for promotional efforts which will include special-offer pricing for pre-paid orders and chances to win a complete CD Memories interactive CD-ROM. CD Memories plans to capitalize on the growth of the Internet by promoting its web page as one of its primary modes of advertisement. Customers will be able to contact the company, download sample products, and download a printable order form to mail in with their marked tapes for production.

Additionally, CD Memories will market their products at wedding - oriented trade shows across the country. This format should prove very effective, since it allows potential customers to view the product first hand, as opposed to reading a brochure or flyer.

Competition

As it stands now, CD Memories has no competitors; they are the only company nationwide to offer this service to the public.

Internet E-Commerce Marketing

The Internet has become the latest, hottest, fastest growing medium for communication and advertising. Current estimates are that the Internet is growing at a rate of 20% percent a month, and that there are currently over 60 million Internet users worldwide. Over 40% of all US households are estimated to now have a PC, with up to 30% of those owners using the Internet on a regular basis. The Internet's pace of growth accelerates each month. It is spreading faster than cable television, VCRs, cellular phones, and fax machines-faster than any telecommunication product in history. Current projections indicate that by the year 2000, 187 million host computers will be connected to an Internet constituting 4.1 million networks dispersed around the globe. CD Memories plans to capitalize and effectively use the ever- growing internet e-commerce to reach to promote its products to the public.

Advertising and E-Commerce.

CD Memories intends to cater to people are familiar with using a computer, but unfamiliar with the technical, programming end. The Interactive Memory Albums created by CD Memories are self-installing, self-contained, professional projects and could not be duplicated by

Market

While there are only a few other cyber cafes established in Las Vegas, CD Memories Internet Kiosks will have a competitive edge due to their comparatively low overhead costs and more technologically advanced hardware. The consistent popularity of coffee, combined with the growing interest in the Internet, bodes well for the success of expansion in this market. Additionally, Las Vegas has proven itself as a market enamoured of technology and should be receptive to CD Memories Internet Kiosks.

CD Memories's customers can be divided into two groups. The first group is familiar with the Internet and desires a progressive and inviting atmosphere where they can get out of their offices or bedrooms and enjoy a great cup of Coffee. The second group is not familiar with the Internet, yet, is just waiting for the right opportunity to enter the online community. CD Memories's target market falls anywhere between the ages of 18 and 50. This extremely wide range of ages is due to the fact that both computers and scrapbooks appeal to a variety of people Future Products

As CD Memories grows, more upgrades and options will be added to their list of products. They are currently exploring the possibility of offering their products in a DVD format, as well as continually engineering improvement in the artistic design and technical development.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of the Company, for the year ended December 31, 1999. This information should be read in conjunction with the Company's Financial Statements and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding the Company appearing elsewhere in this Prospectus.

OVERVIEW

CD Memories is the first company nationwide to offer digitized home video footage on CD-ROM.

CD Memories multimedia producers have created a self-installing, self-contained program that combines artistic presentation with cutting-edge technology, giving consumers a multimedia, interactive memory album that will last a life time.

RESULTS OF OPERATIONS:

Limited operations.

CD Memories.com, Inc. has only had limited operations and has had no revenues to date since incorporation.

Capital and Liquidity.

Liquidity  is  a  measure  of  a  company's   ability  to  meet  potential  cash
requirements, including ongoing commitments to fund lending activities and for general purposes. Cash for originating loans and general operating expenses is primarily obtained through cash flows from operations and private investors.

The Company has significant ongoing liquidity needs to support its existing business and continued growth. The Company's liquidity is actively managed on a periodic basis and the Company's financial status, including its liquidity, is reviewed periodically by the Company's management. This process is intended to ensure the maintenance of sufficient funds to meet the needs of the Company.

Management believes that cash generated from operations is not sufficient to provide for its capital requirements for at least the next 12 months. The Company may seek additional equity financing in the early part of 2000 through an offering of its common stock, and contemplate that this offering, before expenses relating to the offering, will be $35,000.

During the year ended December 31, 1999, there were no cash flows from operating activites.

CD Memories.com, Inc. has no assets and does not appear to have sufficient working capital.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to affect the consolidated financial statements of the Company.

MARKET SUMMARY

CD Memories's market varies with its products, as follows:

* Wedding Day Multimedia CD-ROM - marketed to "generation x" brides and grooms, for whom computers are a part of every day life. The product has received a fantastic response when demonstrated at wedding trade shows.

* Family Album - marketed to families who own both video/camcorders and home computers, as well as to mothers interested in traditional memory albums who do not yet own computers.

* Baby's First Year -- marketed to parents, as well as to godparents, grandparents, or those searching for a unique baby shower gift idea. Gift Certificates are available.

                                PLAN OF OPERATION

A discussion of the Company's plan of operation over the next 12 months in incorporated into the discussion of the Company's business. See "Description of Business."

                             DESCRIPTION OF PROPERTY

The Company currently owns the following property in connection with its operations:

(a)       The  Company is  currently  utilizing  the  personal  property  of the
          President  of  the  Company.   The  Company   anticipates   purchasing
          additional equipment with the proceeds of this offering.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.



                          MARKET FOR COMMON EQUITY AND

                          RELATED STOCKHOLDER MATTERS.


     (a)  Market Information.
         The Company's Shares are not traded.

     (b)  Holders of Common Equity.
         As of December 31, 1999, there were 2 shareholders of record of the Company's common stock.

     (c)  Dividends.
         The Company has not declared or paid a cash dividend to Stockholders. The Board of Directors presently intends to retain any earnings to finance Company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

                             EXECUTIVE COMPENSATION

(a)  No  officer  or  director  of  CD  Memories.com,   Inc.  is  receiving  any
     remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors,or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

 .

                              FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are incorporated by reference in this Prospectus, and are set forth in their entirety as Exhibits
13.1 to this Form SB-2.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information  on  this  item  is  set  forth  in  Prospectus  under  the  heading
"Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

                     RECENT SALES OF UNREGISTERED SECURITIES

None.

                                    EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution.


         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on January 13, 2000

                           CDMEMORIES.COM, Inc.


                           By:/s/ Bill G. Smith
                                  Bill G. Smith

                            Special Power of Attorney

The undersigned constitute and appoint Brent Hucks their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated:


 Signature                                       Title                       Date
 /s/ Bill G Smith                                President, Chief            January 13, 2000
       Bill G. Smith                             Executive, Director
                                                 Treasurer

 /s/ Brent Hucks                                 Chief Financial Officer,    January 15, 2000
       Brent Hucks                               Director


 /s/ Lance Bradford                              Director                    January 15, 2000
       Lance Bradford



                          EXHIBIT INDEX

Exhibit                     Description                   Method of
Number                                                    Filing

3.1       Articles of Incorporation                       See Below

3.2       Certificate of Amendment of Articles of         See Below
          Incorporation Changing Name filed with the
          Nevada Secretary of State on September 30,
          1999)

3.3       Bylaws                                          See Below

5.1       Opinion Re: Legality                            See Below

13.1      Audited Financials Statements

          dated December 31, 1999                         See Below

23.1      Consent of Counsel                              See Below

23.2      Consent of Accountant                           See Below

24.1      Special Power of Attorney                       See Signature Pages

27.1      Financial Data Schedule                         See Below


                              CD MEMORIES.COM, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                    Page No.

       This schedule contains summary financial information extracted from the balance sheet and statements of operations found on pages F-1 ex seq. of the Company's Form SB-2 for the year ended September 30, 1999, and is qualified in its entirety by reference to such financial statements.